 Exhibit 99.1

VECTORVISION, INC.

FINANCIAL STATEMENTS AND FOOTNOTES

AS OF AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2017 AND 2016

VectorVision, Inc.

Financial Statements and Footnotes

2

VectorVision, Inc.

Condensed Balance Sheets

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets

Current assets
Cash	$4,895	$7,160
Accounts receivable	50,106	18,301
Inventories	93,293	87,155
Prepaid expenses	550	2,537

Total current assets	148,844	115,153

Property and equipment, net	9,458	11,756

Total assets	$158,302	$126,909

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities
Accounts payable and accrued liabilities	$76,327	$74,365
Line of credit	32,395	32,760
Promissory notes payable related party	-	38,087

Total liabilities	108,722	145,212

Commitments and contingencies

Stockholders’ Equity (Deficiency)

Common stock, $0.00 par value; 750 shares authorized; 124 and 124 shares issued and outstanding at September 30, 2017 and December 31, 2016	-	-
Additional paid-in capital	89,497	51,410
Accumulated deficit	(39,917)	(69,713)

Total stockholders’ equity (deficiency)	49,580	(18,303)

Total liabilities and stockholders’ equity (deficiency)	$158,302	$126,909

See accompanying notes to condensed financial statements.

3

VectorVision, Inc.

Condensed Statements of Operations

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)	(Unaudited)
Revenue	$386,679	$185,165

Cost of goods sold	121,748	44,167

Gross profit	264,931	140,998

Operating expenses
Research and development	34,000	-
Sales and marketing	21,821	10,817
General and administrative	173,947	121,893

Total operating expenses	229,768	132,710

Income from operations	35,163	8,288

Other expenses:
Interest expense	5,367	6,079

Net income	$29,796	$2,209

See accompanying notes to condensed financial statements.

4

VectorVision, Inc.

Condensed Statement of Stockholders’ Equity (Deficiency)

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficiency)
Balance at December 31, 2016	124	$-	$51,410	$(69,713)	$(18,303)
Conversion of notes payable to equity	-	-	38,087	-	38,087
Net income – January 1, 2017 through September 30, 2017	-	-	-	29,796	29,796
Balance at September 30, 2017	124	$-	$89,497	$(39,917)	$49,580

See accompanying notes to condensed financial statements.

5

VectorVision, Inc.

Condensed Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$29,796	$2,209
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,298	2,701
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable	(31,805)	(4,062)
Inventories	(6,138)	16,176
Prepaid expenses	1,987	1,715
Increase (decrease) in -
Accounts payable and accrued expenses	1,962	(27,213)

Net cash used in operating activities	(1,900)	(8,474)

Financing Activities
Line of credit	(365)	11,089

Net cash (used in) provided by financing activities	(365)	11,089

Cash:
Net (decrease) increase	(2,265)	2,615
Balance at beginning of period	7,160	5,698
Balance at end of period	$4,895	$8,313

Supplemental disclosure of cash flow information:
Cash paid for -
Interest	$3,982	$4,426
Income taxes	$-	$-

Non-cash financing activity:
Conversion of notes payable to equity	$38,087	$-

See accompanying notes to condensed financial statements.

6

VectorVision, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Nine Months Ended September 30, 2017 and 2016

1.	Organization and Business Operations

Organization and Business

VectorVision, Inc. (the “Company”) was formed in November 1987 as an Ohio-based S Corporation and was founded by David W. Evans, PhD, MBA. The Company develops, manufactures and sells equipment and supplies for standardized vision testing for use by eye doctors, in clinical trials, for real-world vision evaluation and industrial vision testing.

VectorVision specializes in the standardization of contrast sensitivity, glare sensitivity, low contrast acuity, and Early Treatment Diabetic Retinopathy Study (“ETDRS”) acuity vision testing. The Company’s patented standardization system provides the practitioner or researcher the ability to delineate very small changes in visual capability, either as compared to the population or from visit to visit.

On September 29, 2017, Guardion Health Sciences, Inc. (“Guardion”), through a wholly-owned subsidiary, completed the acquisition of substantially all of the assets and liabilities of VectorVision, Inc. in exchange for 3,050,000 shares of Guardion common stock, pursuant to the terms of an Asset Purchase and Reorganization Agreement. See Note 8 for additional details.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The preparation of the financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Those estimates and assumptions include estimates for reserves of uncollectible accounts, inventory obsolescence, depreciable lives of property and equipment, and accruals for potential liabilities.

Interim Unaudited Financial Information

The accompanying financial statements for the nine months ended September 30, 2017 and 2016 are unaudited. In the opinion of management, these financial statements have been prepared on the same basis as the audited financial statements included herein and include all adjustments, including normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows. The information disclosed in the notes to the financial statements for such interim periods is also unaudited. The unaudited financial statements should be read together with the Company’s historical audited financial statements, which were previously filed with Guardion’s Form 8-K on October 5, 2017.

7

Revenue Recognition

The Company’s revenue is comprised primarily of sales of medical device equipment and supplies to consumers both in the U.S. and internationally. Revenue is recognized when the risk of loss transfers to our customers and collection of the receivable is reasonably assured, which generally occurs when the product is shipped. A product is not shipped without an order from the customer and an appropriate credit evaluation.

We review accounts receivable for uncollectible accounts and provide an allowance for doubtful accounts as needed, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. We write off delinquent receivables against our allowance for doubtful accounts based on individual credit evaluations, the results of collection efforts, and specific circumstances of customers. We record recoveries of accounts previously written off when received as an increase in the allowance for doubtful accounts. As of September 30, 2016 and December 31, 2016, we had no outstanding accounts receivable that we believed were at risk of non-collection.

The Company provides a standard one-year warranty that covers replacement for damaged parts. Product returns for the nine-month periods ended September 30, 2017 and 2016 were insignificant.

3.	Inventories, net

Inventories consisted of the following:

	September 30,	December 31,
	2017	2016
Raw materials	$78,934	$72,952
Finished goods	14,359	14,203
	$93,293	$87,155

Included in the above are reserves for slow-moving inventory totaling $48,000, as of September 30, 2017 and December 31, 2016.

4.	Property and Equipment, net

Property and equipment consisted of the following:

	September 30,	December 31,
	2017	2016
Leasehold improvements	$4,898	$4,898
Vehicles	42,630	42,630
Research and testing equipment	29,918	29,918
Furniture and fixtures	26,566	26,566
Computer equipment	19,242	19,242
Office equipment	25,303	25,303
	148,557	148,557
Less accumulated depreciation and amortization	(139,099)	(136,801)
	$9,458	$11,756

For the nine months ended September 30, 2017 and 2016, depreciation and amortization expense was $2,298 and $2,701, respectively, all of which was included in general and administrative expense.

5.	Line of Credit

The Company maintains a line of credit (“LOC”) with Chase Bank to meet short term liquidity requirements. Maximum borrowings under the LOC are $35,000 and are due on demand. The LOC is secured by the Company’s business assets, including accounts receivable, inventory, and equipment. The LOC carries an 8% interest rate, requires monthly payments due on the 25th of each month, and has an annual fee of $150 in addition to any interest accrued. Outstanding balances under the LOC were $32,395 and $32,760 as of September 30, 2017 and December 31, 2016, respectively.

6.	Commitments and Contingencies

The Company is subject to claims and assessments from time to time in the ordinary course of business. The Company’s management does not believe that any such matters, individually or in the aggregate, will have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

8

7.	Related Party Transactions

The Company periodically enters into unsecured loan agreements with the CEO and various family members to fund working capital needs. These loans do not have specific repayment terms and are not subject to interest charges. The Company pays back these loans as cash flows permit. At December 31, 2016, the Company held an outstanding loan balance of $38,087 with these related parties. In September 2017, the parties agreed to forgive the loan amounts owed, and the outstanding balance was reclassified to stockholders’ equity.

The Company leases its operating facilities from DWT Evans LLC, a company owned by VectorVision CEO David Evans. During the nine months ended September 30, 2017 and 2016, general and administrative costs included $14,250 and $12,150, respectively, under this lease arrangement.

8.	Sale of VectorVision, Inc.

On September 29, 2017, Guardion Health Sciences, Inc. (“Guardion”), through a wholly-owned subsidiary, completed the acquisition of substantially all of the assets and liabilities of VectorVision, Inc. in exchange for 3,050,000 shares of Guardion common stock, pursuant to the terms of an Asset Purchase and Reorganization Agreement. VectorVision’s assets acquired by Guardion pursuant to the agreement included, among others, accounts receivable, fixed assets, inventories, trademarks and copyrights. VectorVision’s liabilities assumed by Guardion included, among others, certain trade accounts payable to third parties and accrued liabilities, and amounts owed under an outstanding line of credit.

Guardion has consolidated VectorVision’s balance sheet with its balance sheet effective September 30, 2017, and will consolidate VectorVision’s statement of operations with its statement of operations commencing October 1, 2017.

9